Exhibit 99.1

Contact:        Randall J. Larson, President/CFO
Frederick W. Boutin, Senior Vice President/Treasurer
303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES RESULTS FOR THE THREE MONTHS
ENDED SEPTEMBER 30, 2006, EXECUTION OF LETTER OF INTENT TO ACQUIRE TERMINAL FACILITIES FROM
TRANSMONTAIGNE INC., AND SCHEDULES CONFERENCE CALL

Wednesday, November 8, 2006	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its results for the quarter ended September 30, 2006.  The quarter’s highlights include:

•       Quarterly revenues increased to $11.4 million from $11.0 million last year

•      Quarterly operating income (loss) decreased to $(0.5) million from $3.9 million last year due principally to:

•       Increased operating costs and expenses of approximately $1.1 million associated with repairs and maintenance, and

•       Increased direct general and administrative expenses of approximately $3.3 million associated with the accelerated vesting of restricted units due to the acquisition of TransMontaigne Inc. by Morgan Stanley Capital Group Inc.

•      Net earnings (loss) allocable to limited partners of $(1.4) million compared to $3.1 million last year

•       Adjusted operating surplus generated during the period was $3.0 million compared to distributions allocable to the period of $3.2 million

•       The Partnership declared a $0.43 per unit quarterly distribution for the period compared to the minimum quarterly distribution of $0.40 per unit

TransMontaigne Partners also announced that it has signed a non-binding letter of intent with TransMontaigne Inc. to acquire TransMontaigne Inc.’s existing terminal facilities at Brownsville, Texas and along the Mississippi and Ohio Rivers for a purchase price of approximately $135 million.  The acquisition is expected to close on or before December 31, 2006.  The closing of the transaction is subject to, among other things, the completion of due diligence satisfactory to the Conflicts Committee of our general partner, negotiation of the terms of definitive agreements and receipt of any required regulatory approvals or third-party consents.  TransMontaigne Partners currently plans to amend and expand its existing credit facility to finance the acquisition of these terminal facilities from TransMontaigne Inc.  The proposed acquisition currently is expected to increase TransMontaigne Partners’ adjusted operating surplus by an amount ranging from approximately $2.5 million to $3.0 million per year.

CONFERENCE CALL

TransMontaigne Partners L.P. also announced that it has scheduled a conference call for Monday, November 13, 2006 at 11:00 a.m. (MST) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(888) 781-3339
Ask for:
TransMontaigne Partners

A playback of the conference call will be available from 2:30 p.m. (MST) on Monday, November 13, 2006 until 11:59 p.m. (MDT) on Monday, November 20, 2006 by calling:

USA:  (800) 475-6701
International:  (320) 365-3844
Access Code:  847604

The following selected financial information is extracted from the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2006, which was filed today with the Securities and Exchange Commission.

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES
(000s, except per share data)

	Three Months Ended
	September 30, 2006	September 30, 2005
Income Statement Data
Revenues	$11,420	$10,967
Direct operating costs and expenses	(5,442)	(3,974)
Direct general and administrative expenses	(3,761)	(595)
Operating income (loss)	(523)	3,882
Net earnings (loss)	(1,460)	3,373
Net earnings (loss) allocable to limited partners	(1,431)	3,063
Net earnings (loss) per limited partners’ unit—basic	(0.20)	0.42

Cash Flow Activities
Net cash (used in) operating activities	$(1,282)	$(492)
Net cash (used in) investing activities	(262)	(568)
Net cash provided by financing activities	205	1,594

	Three Months Ended
	September 30, 2006	September 30, 2005
Balance Sheet Data
Property, plant and equipment, net	$122,484	$125,884
Total assets	131,242	131,036
Long-term debt	49,997	28,000
Partners’ equity	77,091	100,013

Selected quarterly results of operations data for each of the quarters in the year ending December 31, 2006, six months ended December 31, 2005 and year ended June 30, 2005 are as follows:

	Three months ended				Year ending
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006
Revenues	$12,090	$11,563	$11,420	—	$35,073
Direct operating costs and expenses	(4,695)	(5,823)	(5,442)	—	(15,960)
Direct general and administrative expenses	(1,100)	(672)	(3,761)	—	(5,533)
Allocated general and administrative expenses	(812)	(822)	(843)	—	(2,477)
Allocated insurance expense	(82)	(74)	(91)	—	(247)
Depreciation and amortization	(1,942)	(1,790)	(1,806)	—	(5,538)
Operating income (loss)	3,459	2,382	(523)	—	5,318
Other expense, net	(740)	(845)	(937)	—	(2,522)
Net earnings (loss)	$2,719	$1,537	$(1,460)	—	$2,796

	Three months ended		Six months ended
	September 30, 2005	December 31, 2005	December 31, 2005
Revenues	$10,967	$11,941	$22,908
Direct operating costs and expenses	(3,974)	(4,275)	(8,249)
Direct general and administrative expenses	(595)	(672)	(1,267)
Allocated general and administrative expenses	(775)	(812)	(1,587)
Allocated insurance expense	(67)	(81)	(148)
Depreciation and amortization	(1,674)	(1,787)	(3,461)
Operating income	3,882	4,314	8,196
Other expense, net	(509)	(548)	(1,057)
Net earnings	$3,373	$3,766	$7,139

	Three months ended				Year ended
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	June 30, 2005
Revenues	$8,392	$8,300	$9,714	$9,687	$36,093
Direct operating costs and expenses	(4,086)	(3,987)	(4,059)	(3,710)	(15,842)
Direct general and administrative expenses	—	—	—	(79)	(79)
Allocated general and administrative expenses	(700)	(700)	(700)	(700)	(2,800)
Allocated insurance expense	(84)	(83)	(83)	(83)	(333)
Depreciation and amortization	(1,537)	(1,507)	(1,509)	(1,601)	(6,154)
Operating income	1,985	2,023	3,363	3,514	10,885
Other expense, net	—	—	—	(182)	(182)
Net earnings	$1,985	$2,023	$3,363	$3,332	$10,703

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES
ADJUSTED OPERATING SURPLUS

During the subordination period, the common units will have the right to receive distributions in an amount equal to the minimum quarterly distribution of $0.40 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units, before any distributions will be made on the subordinated units.  Conversions of subordinated units to common units will occur in the future only if, in addition to other requirements, we generate Adjusted Operating Surplus, as defined in the partnership agreement, equal to or greater than the minimum distribution requirement on all common units, subordinated units and the general partner interest.  The following summarizes our Adjusted Operating Surplus generated during the periods indicated:

	July 1, 2006 through September 30, 2006	January 1, 2006 through September 30, 2006	May 27, 2005 through December 31, 2005	Cumulative since inception

Net earnings (loss)	$(1,460)	$2,796	$7,640	$10,436
Depreciation and amortization	1,806	5,538	3,785	9,323
Amortization of deferred equity-based compensation	3,438	3,868	371	4,239
Compensation expense on distributions paid to holders of restricted units	63	188	66	254
Cash reserved for repurchase of common units	(500)	(1,700)	—	(1,700)
Maintenance capital expenditures	(344)	(841)	(497)	(1,338)
“Adjusted Operating Surplus” generated during the period	$3,003	$9,849	$11,365	$21,214

Distribution for the period	$3,201	$9,652	$7,071	$16,723

TransMontaigne Partners L.P. is a refined petroleum products terminaling and pipeline company based in Denver, Colorado with operations along the U.S. Gulf Coast and in the Midwest.  We provide integrated terminaling, storage, pipeline and related services for companies engaged in the distribution and marketing of refined petroleum products and crude oil, including TransMontaigne Inc. The Company handles light refined products such as gasolines, distillates (including heating oil) and jet fuels; heavy refined products such as residual fuel oils and asphalt; and crude oil.  Corporate news and additional information about TransMontaigne Partners L.P. is available on the Company’s web site: www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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